Exhibit 99.2

Enerwise Global Technologies, Inc and Subsidiary

Unaudited Consolidated Financial Statements

as of December 31, 2006 and March 31, 2007 and for the

three months ended March 31, 2006 and 2007

ENERWISE GLOBAL TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(Unaudited)

	December 31, 2006	March 31, 2007
Assets
Current assets
Cash and cash equivalents	$865	$908
Restricted cash	125	125
Accounts receivable, net	2,109	3,342
Deferred cost	197	223
Other current assets	111	123

Total current assets	3,407	4,721
Property and equipment, net	120	155
Goodwill and other intangible assets, net	2,514	2,580

Total assets	$6,041	$7,456

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$994	$1,413
Deferred revenue	756	719
Accrued expenses	1,326	2,444

Total current liabilities	3,076	4,576
Long-term liabilities
Deferred tax liability	338	355
Redeemable convertible preferred Series C, $.001 par value per share, authorized 40,000,000 shares; issued and outstanding 21,587,658 shares as of December 31, 2006 and March 31, 2007; liquidation preferences of $26,188 and $26,694 as of December 31, 2006 and March 31, 2007	5,780	5,891
Redeemable convertible preferred Series B, $.001 par value per share, authorized 2,500,000 shares; issued and outstanding 2,092,581 shares as of December 31, 2006 and March 31, 2007; liquidation preferences of $1,312 as of December 31, 2006 and March 31, 2007	1,105	1,105
Stockholders’ deficit
Common stock, $.001 par value per share, authorized 80,000,000 shares; issued 28,093,455 and outstanding 27,465,650 at December 31, 2006 and issued 32,953,598 and outstanding 32,325,793 at March 31, 2007	28	32
Additional paid-in capital	21,209	21,099
Common stock held in treasury, at cost, 627,805 shares at December 31, 2006 and March 31, 2007	(7)	(7)
Accumulated deficit	(25,448)	(25,595)

Total stockholders’ deficit	(4,258)	(4,471)

Total liabilities and stockholders’ deficit	$6,041	$7,456

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ENERWISE GLOBAL TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2006	2007
Revenue
Demand response	$231	$3,316
Services	1,692	1,652

Total revenue	1,923	4,968

Cost of revenue
Demand response	196	2,811
Services	984	913

Total cost of revenue	1,180	3,724

Gross profit	743	1,244
Operating expenses
General and administrative expenses	809	1,048
Marketing and selling expenses	286	302

Operating loss	(352)	(106)
Interest income, net	10	16

Loss before income taxes	(342)	(90)
Provision for income taxes	17	17

Net loss	$(359)	$(107)

Accretion of redeemable convertible Series C preferred stock	(103)	(111)

Net loss available to common stockholders	$(462)	$(218)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ENERWISE GLOBAL TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2006	2007
Cash flows from operating activities
Net loss	$(359)	$(107)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	40	43
Allowance for doubtful accounts	6	—
Deferred income taxes	17	17
Changes in operating assets and liabilities
Accounts receivable, net	(82)	(1,233)
Deferred costs and other current assets	(116)	(38)
Accounts payable	95	419
Accrued expenses	113	1,118
Deferred revenue	344	(37)

Net cash provided by operating activities	58	182
Cash flows from investing activities
Purchases of property and equipment	(30)	(58)
Cash paid related to earn-outs from acquisition	—	(81)

Net cash used in investing activities	(30)	(139)
Cash flows from financing activities
Change in restricted cash	50	—

Net cash provided by financing activities	50	—
Net change in cash and cash equivalents	78	43
Cash and cash equivalents at beginning of period	801	865

Cash and cash equivalents at end of period	$879	$908

Supplemental disclosure of noncash investing and financing activities
Accretion of redeemable convertible Series C preferred stock	$103	$111

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ENERWISE GLOBAL TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share data)

1.	Description of Business, Basis of Presentation, and Summary of Significant Accounting Policies

Description of Business

Enerwise Global Technologies, Inc., a Delaware corporation, and its subsidiary (collectively, “Enerwise” or the “Company”) provides demand response and energy infrastructure management services for commercial, institutional, and industrial customers, enabling customers to reduce energy costs, comply with increasingly demanding environmental regulations, take advantage of alternative power initiatives and increase operational security.

Basis of Presentation

The condensed consolidated financial statements of the Company include the accounts of its subsidiary. These unaudited condensed consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States.

In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments considered necessary for a fair statement of the Company’s financial position at March 31, 2007, and the results of operations and cash flows for the three month periods ended March 31, 2006 and 2007. All significant intercompany transactions have been eliminated in consolidation. Operating results for the three months ended March 31, 2006 and 2007 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2007. The interim condensed consolidated financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States.

The condensed consolidated balance sheet as of December 31, 2006, was derived from audited financial statements but does not include all disclosures required by accounting principles generally accepted in the United States.

Comprehensive Income

Statement of Financial Accounting Standards (“SFAS”) No. 130, Reporting Comprehensive Income, establishes standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. There was no difference between the Company’s net loss and its total comprehensive loss for the three month periods ended March 31, 2006 and 2007, respectively.

Revenue Recognition

Demand Response

In accordance with Staff Accounting Bulletin (“SAB”) 104, Revenue Recognition, the Company recognizes revenues when the following criteria have been met: delivery has occurred, the price is fixed and determinable, collection is probable, and persuasive evidence of an arrangement exists. Where final acceptance of the deliverable is specified by the customer, the Company defers corresponding revenue until all acceptance criteria have been met.

The Company enters into agreements to provide demand response and capacity event services. The demand response contracts require the Company to provide electric capacity through demand reduction to utility end customers when the utility calls a demand response event to curtail electric usage. Demand response revenues are earned based on the Company’s ability to deliver capacity. In order to provide capacity, the Company manages a portfolio of commercial and industrial end users’ load. Capacity amounts are verified through the results of an actual demand response event or a customer initiated demand response test. In accordance with SAB 104, the Company recognizes revenue and associated cost of revenue in its demand response services at such time as the capacity amount is fixed and determinable.

Capacity event services revenue is contingent revenue earned based upon actual amount of energy provided during the capacity event. Contingent revenue from capacity events are recognized when the capacity amount is fixed and determinable. Capacity event services revenue is deemed to be substantive and represents a culmination of a separate earnings process, and is recognized when the capacity event is initiated by the customer.

Services

Revenue from time-and-materials service contracts and other services are recognized as services are provided. Revenues from certain fixed price contracts are recognized on a percentage of completion basis, which involves the use of estimates. If the Company does not have a sufficient basis to measure the progress towards completion, revenue is recognized when the project is completed or when final acceptance is received from the customer.

ENERWISE GLOBAL TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share data)

The Company enters into agreements to provide hosting services that allow customers to monitor and analyze their electrical usage. Revenue from hosting contracts is recognized as the services are provided, generally on a recurring monthly basis.

Concentration of Credit Risk

Financial instruments which potentially expose the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalent balances with a high-quality financial institution, and consequently, such funds are subject to minimal credit risk. Credit risk arising from receivables is minimal due to the large number of clients comprising the Company’s customer base and their dispersion across various industries. During the quarter ended March 31, 2007, the Company had one customer which accounted for 67% of the Company’s revenue. The total accounts receivable from this customer was $2.3 million as of March 31, 2007. No other customer accounted for more than 10% of the Company’s total revenue during the quarters ended March 31, 2007. At December 31, 2006, one customer accounted for 38% of Company’s accounts receivables.

The Company is subject to concentrations of credit risk from its cash and cash equivalents, short term investments and accounts receivable. The Company limits its exposure to credit risk associated with cash and cash equivalents and short term investments by placing its cash and cash equivalents with a number of domestic financial institutions and by investing in investment grade securities.

Stock-Based Compensation

On January 1, 2006, the Company adopted SFAS No. 123(R), Share-Based Payment, which requires the measurement and recognition of compensation expense for all stock-based awards made to employees and directors based on estimated fair values. SFAS No. 123(R) supersedes the Company’s previous accounting under Accounting Principles Board Opinion (“APB”) No. 25, Accounting for Stock Issued to Employees.

The Company adopted SFAS No. 123(R) using the prospective transition method, which requires the application of the accounting standard as of January 1, 2006, the first day of its year ending December 31, 2006. The Company’s consolidated financial statements reflect the impact of SFAS No. 123(R). In accordance with this transition method, the Company’s consolidated financial statements for prior periods have not been restated to reflect, and do not include the impact of, SFAS No. 123(R).

There was no stock-based compensation expense recognized under SFAS No. 123(R) for the period ended March 31, 2006 and 2007.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, Fair Value Measurements. This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in GAAP and expands disclosure related to the use of fair value measures in financial statements. SFAS No. 157 does not expand the use of fair value measures in financial statements, but standardizes its definition and guidance in GAAP. The Standard emphasizes that fair value is a market-based measurement and not an entity-specific measurement based on an exchange transaction in which the entity sells an asset or transfers a liability (exit price). SFAS No. 157 establishes a fair value hierarchy from observable market data as the highest level to fair value based on an entity’s own fair value assumptions as the lowest level. SFAS No. 157 is to be effective for the Company’s financial statements issued in 2008. The Company believes that SFAS No. 157 will not have a material impact on its consolidated financial statements.

On January 1, 2007, the Company adopted the provisions of the Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”), an interpretation of Financial Accounting Standards Board No. 109, Accounting for Income Taxes (“FASB 109”). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken in a tax return. The Company must determine whether it is “more-likely-than-not” that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. Once it is determined that a position meets the more-likely-than-not recognition threshold, the position is measured to determine the amount of benefit to recognize in the financial statements. FIN 48 applies to all tax positions related to income taxes subject to FASB 109. Based on the analysis performed, the Company did not record any unrecognized tax positions as of January 1, 2007 or March 31, 2007.

ENERWISE GLOBAL TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share data)

2.	Accounts Receivable, net

Accounts receivable as of December 31, 2006 and March 31, 2007 consisted of the following:

	December 31, 2006	March 31, 2007
Gross receivables	$2,198	$3,429
Allowance for doubtful accounts	(89)	(87)

Accounts receivable, net	$2,109	$3,342

3.	Accrued Expenses

Accrued expenses as of December 31, 2006 and March 31, 2007 consisted of the following:

	December 31, 2006	March 31, 2007
Compensation	$416	$381
Capacity supply payments	740	1,797
Other	170	266

Total accrued expenses	$1,326	$2,444

4.	Stock-Based Compensation

The Company’s 2001 Stock Option Plan (the “Plan”), as amended in 2004, provides for the granting of stock-based incentive awards to eligible Company employees and directors and to other non-employee service providers including options to purchase the Company’s common stock and restricted stock at not less than the fair value of the Company’s common stock on the grant date and for a term of not greater than 10 years. Subject to adjustment as defined in the Plan, the aggregate number of shares available for issuance is 10,263,984. No stock options were outstanding as of December 31, 2006, nor were there any changes in stock option activity during the three month period ended March 31, 2007. A summary of the Company’s restricted stock outstanding as of March 31, 2007, as well as changes during the three month period then ended, is presented below:

	Restricted Stock
	Number of Shares	Weighted Average Exercise Price
Outstanding as of December 31, 2006	4,757,840	$0.001
Granted	4,860,143	0.001
Exercised	—	—
Cancelled/Forfeited	—	—
Repurchased	—	—

Outstanding as of March 31, 2007	9,617,983	$0.001

As of March 31, 2007, the Company had 9,617,983 shares of issued and outstanding restricted stock, of which 8,769,946 were vested. The restricted shares generally vest over a zero to three year period from the date of grant. As of March 31, 2007, 646,001 shares were available for grant under the Plan.

ENERWISE GLOBAL TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share data)

5.	Subsequent Events

Acquisition of Enerwise Global Technologies, Inc by Comverge, Inc.

On July 23, 2007, Comverge Inc. (“Comverge”) completed its acquisition of Enerwise. Enerwise merged with and into Comverge Eagle, Inc., a wholly-owned subsidiary of Comverge Inc., pursuant to an Agreement and Plan of Merger (“the Enerwise Agreement”) dated as of June 27, 2007. Comverge provides (i) Smart Grid solutions to electric utilities and other energy providers consisting of demand response systems comprised of hardware, software and installation services, and (ii) Alternative Energy Resources through which electric capacity is provided to its utility customers during periods of peak energy demand. Pursuant to the terms of the Enerwise Agreement, the Enerwise securityholders received the following consideration of approximately $79.1 million, which excludes the value of 191,183 shares of Comverge common shares issued into escrow (the “Escrow Shares”):

•	$25.2 million in cash;

•	1,279,545 shares of our common stock, valued at $36.9 million;

•	subordinated convertible promissory notes in the original aggregate principal amount of $17.0 million that are convertible into an aggregate of up to 508,449 shares of Comverge common stock; and

•	191,183 Escrow Shares.

Pursuant to the terms of the escrow agreement, the Escrow Shares will only be earned by the Enerwise stockholders and released only upon the achievement by the business unit that represents the acquired business of Enerwise of at least $36.0 million in revenue for 2008 and at least $11 million of gross profit for 2008. If both of the foregoing metrics are not met, all of the Escrow Shares may at Comverge’s sole discretion be released to the Enerwise stockholders.

Enertech Capital and its related investment funds own 2,018,924 shares of Comverge common stock, which was approximately 11% of the outstanding shares before the completion of the Enerwise acquisition. Enertech Capital and its related investment funds also owned approximately 38% of the capital stock of Enerwise when it was acquired by Comverge.